Exhibit 23.5

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
     ALLTEL Corporation:

We consent to the incorporation by reference in the registration statements of ALLTEL Corporation on Form S-8 (File Nos. 2-99523, 33-35343, 33-48476, 33-54175,
33-56291 and 33-65199) of our report dated March 6, 1998, on our audit of the consolidated financial statements of the Orlando SMSA Limited Partnership as of December 31, 1997 and for the year then ended, which report is included in this Form 8-K.

                                                  /s/PricewaterhouseCoopers LLP

Atlanta, Georgia
December 1, 1998

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